Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-252822) of our report dated March 30, 2021 with respect to the Synaptogenix, Inc. consolidated financial statements as of December 31, 2020 and combined financial statements as of December 31, 2019, included in its Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

April 13, 2021